EXHIBIT 99.1

Contact Information:

Sleighton Meyer	Jim Burke
Government Communications Systems	Corporate Headquarters
sleighton.meyer@harris.com	jim.burke@harris.com
321-727-6514	321-727-9131
Harris Corporation Completes Acquisition
of Multimax Incorporated
Acquisition significantly expands company’s technical services business
WASHINGTON, DC/MELBOURNE, FL., June 15, 2007 — Harris Corporation (NYSE:HRS), an international communications and information technology company, has completed its previously announced acquisition of Multimax Incorporated. Privately held Multimax was purchased for $400 million in cash. The company is being combined with Harris Corporation’s technical services business to form a new organization — Harris Information Technology Services. The organization will serve information technology (IT) outsourcing requirements of the U.S. government.
“Government IT is a key growth market for Harris,” said Howard L. Lance, chairman, president and CEO. “We have now almost doubled the resources we are applying to this important market, and expect that opportunities for growth should increase across an expanded customer base. Multimax has a very talented workforce and leadership positions on several key Government-Wide Acquisition Contracts (GWACs) that should open the door for Harris to supply new and existing customers with additional technical services, as well as additional products and systems. The acquisition is complementary to our existing technical services business, provides additional scale, and positions us well to capitalize on the U.S. government market trend for increased outsourcing of IT systems and communications network support services. This is a very exciting expansion of our government service capabilities that also will increase our exposure throughout served government markets.”
“Multimax has a track record of strong revenue growth and excellent profitability, and a pipeline of new business opportunities across Department of Defense and civilian agencies,” said Ted Hengst, president of Harris Information Technology Services. “As part of Harris Information Technology Services, Multimax will continue to provide the same outstanding level of service to its existing customer base that has earned it such a great reputation in the IT market. The combined organization will apply additional scale and resources to maximize the value that Harris Information Technology Services delivers to its customers. We will employ a high level of synergy, energy, and teamwork to underpin the value we bring to customers from day-one.”
Multimax’s latest 12 months pro forma revenue ended March 31, 2007, was $315 million and pro forma operating income was $55 million*. The company has 1,100 employees located primarily at customer sites supporting a diverse portfolio of mission-critical network infrastructure programs. A large portion of the company’s workforce is technically certified and about 85 percent of its employees have government security clearances.
Customers include the U.S. Navy, Marine Corps, Air Force, Army, Department of Homeland Security, Department of State, Department of Veterans Affairs and the Federal Aviation Administration. Multimax has key positions on major contracts, such as the Navy Marine Corps Intranet (NMCI) program, and GWACs including NETCENTS, EAGLE, ITES-2S and FirstSource. These information technology procurement vehicles are broadly accessible by government agencies.
About Harris Information Technology Services
Headquartered in Falls Church, Virginia, Harris Information Technology Services is a leading provider of mission-critical IT and communications services and support to defense, intelligence, homeland security and civil customers. With 3,000 professionals operating at locations worldwide, Harris Information Technology Services supports large-scale IT programs that encompass the full technology lifecycle, with the highest professional and technical standards.
About Harris Corporation
Harris is an international communications and information technology company serving government and commercial markets in more than 150 countries. Headquartered in Melbourne, Florida, the company has annual revenue of about $4 billion and more than 15,000 employees — including more than 6,000 engineers and scientists. Harris is dedicated to developing best-in-class assured communications™ products, systems, and services for global markets, including government communications, RF communications, broadcast communications, and wireless transmission network solutions. Additional information about Harris Corporation is available at www.harris.com.
* Multimax Pro forma Revenue and Pro forma Operating Income
The Multimax latest 12 months pro forma revenue and pro forma operating income reflect adjustments from GAAP results to: (i) include the impact of the combination of Multimax Incorporated and Netco Government Services, Inc. as if the combination had occurred as of the beginning of the period presented; and (ii) normalization of the NMCI contract revenue as previously disclosed.
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Forward-Looking Statements
This press release contains forward-looking statements that reflect management’s current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. Statements about the expected value and anticipated benefits of the transaction to Harris are forward-looking and involve risks and uncertainties. Other factors that may impact the company’s results and forward-looking statement may be disclosed in the company’s filings with the SEC. Harris disclaims any intention or obligation, except as imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.